EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Brian F. Hurley, President, and Angela W. Ghantous, Treasurer, of HELIOS HIGH INCOME FUND, INC. (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 6, 2014	/s/ Brian F. Hurley
Brian F. Hurley
President and Principal Executive Officer
HELIOS HIGH INCOME FUND, INC.

Dated: June 6, 2014	/s/ Angela W. Ghantous
Angela W. Ghantous
Treasurer and Principal Financial Officer
HELIOS HIGH INCOME FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HELIOS HIGH INCOME FUND, INC. and will be retained by HELIOS HIGH INCOME FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.